Exhibit 99.1

Date: October 17, 2017

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Closing of Wolverine Bancorp Merger

Michigan City, IN (October 17, 2017) – Horizon Bancorp (NASDAQ GS: HBNC, “Horizon”), the parent of Horizon Bank, announces the completion of the acquisition of Wolverine Bancorp, Inc. and its wholly-owned subsidiary, Wolverine Bank, located in Michigan, effective October 17, 2017. Wolverine Bancorp, Inc. merged into Horizon and, simultaneously, Wolverine Bank merged into Horizon Bank. As previously announced, the combined banks will operate under the name Horizon Bank.

“This merger allows Horizon to extend our reach into Michigan while remaining true to our values as we partner with this like-minded institution,” said Horizon’s Chairman and Chief Executive Officer, Craig M. Dwight.  “Wolverine Bank’s foundation is to contribute to the success of their customers by offering creative financial solutions based upon sound financial advice while being mindful of the communities they serve. This stems from their goal to preserve the values of community banking. We expect that our complementary product offerings and commitment to the local communities will result in success for the shareholders of the combined company, employees, customers, and communities at large.”

The companies will establish a local advisory board for the Great Lakes Bay Region to ensure it remains connected to, and informed about, trends and needs of the local community.   In addition, Eric P. Blackhurst, a Midland, Michigan resident, was appointed to Horizon’s Board of Directors immediately after the closing. Mr. Dwight added, “Eric will be a great addition to our board and will add considerable value given his local knowledge and corporate experience as Assistant General Counsel, Corporate and Financial Law, for Dow Chemical Company.”

Dwight explained that the Wolverine merger provides an excellent opportunity to expand Horizon’s current market presence into Michigan’s Great Lakes Bay Region and Southeastern Michigan. This expansion also complements Horizon’s locations in East Lansing and Grand Rapids, Michigan.  “We believe that establishing a significant presence in these larger markets and regions of Michigan will provide Horizon with substantial growth opportunities, a key component to our future success,” Dwight commented.

David H. Dunn, President and Chief Executive Officer of Wolverine Bank, stated, “We are excited about this partnership and we look forward to the new opportunities this brings to increase the depth of products and services we can offer to our customers, while providing significant value to our shareholders.  Importantly, Horizon shares our commitment to community banking and understands the value we provide to the communities we serve.  We will keep our branches open and staffed by familiar, local professionals dedicated to our being a trusted financial partner in our communities.”

The combined companies are implementing integration plans that include a systems integration and signage change expected to take place the weekend of November 11, 2017, at which point, customer accounts will automatically change to Horizon accounts. Customer checks, direct deposits, payments, and account numbers will remain unchanged in order to make this transition as smooth as possible.

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Page 2: Cont. Horizon Bancorp & Wolverine Bancorp Merger

Horizon was advised in the transaction by Raymond James & Associates, Inc. and the law firm of Barnes & Thornburg, LLP.  Wolverine was advised by Keefe, Bruyette & Woods, Inc. and the law firm of Luse Gorman, PC.

About Horizon Bancorp
Horizon Bancorp is an independent, commercial bank holding company serving northern and central Indiana, southwest and central Michigan, and central Ohio. Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Contact Information:

Craig M. Dwight
Chairman and
Chief Executive Officer
Phone: (219) 873-2725

Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280

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